EX23.1 - Consent of Expert

William Lumley
208 - 708 8th Ave.
New Westminster, B.C.
V3M 2R3

(604)  715-4182

March 11, 2005

Board of Directors
Mustang Resources Inc.
1574 Gulf Rd. #1505
Point Roberts WA  98281

CONSENT of William Lumley, B.Sc. (Honors Geology)

I consent to the use of my name and reference to me as an expert in Geology in the 10SB-12g registration and any subsequent amendments filed by Mustang Resources with the United States Securities and Exchange Commission.

/s/ William E. Lumley

WILLIAM E. LUMLEY, B. Sc.